PRESS RELEASE	Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	THOMAS H. POHLMAN,
PRESIDENT
(515) 232-6251

May 11, 2017

AMES NATIONAL CORPORATION ANNOUNCED THE APPOINTMENT OF CHAIRMAN OF THE BOARD

AND DECLARED A CASH DIVIDEND

AMES, IOWA – On May 10, 2017, Ames National Corporation’s (the “Company”) Board of Directors appointed Thomas H. Pohlman, Chief Executive Officer, as Chairman of the Board and Betty A. Baudler Horras as the lead independent director.

The Company declared a cash dividend of $0.22 per common share. The dividend is payable August 15, 2017, to shareholders of record at the close of business on August 1, 2017.

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO. The Company’s affiliate banks include: First National Bank, Ames, Iowa; Boone Bank & Trust Co., Boone, Iowa; State Bank & Trust Co., Nevada, Iowa; Reliance State Bank, Story City, Iowa; and United Bank & Trust NA, Marshalltown, Iowa. Additional information about the Company can be found at www.amesnational.com.